UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 4, 2006

AFFIRMATIVE INSURANCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation	000-50795 (Commission File Number)	75-2770432 (I.R.S. Employer Identification Number)

4450 Sojourn Drive, Suite 500 Addison, Texas (Address of principal executive offices)		75001 (Zip code)

(972) 728-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.
In connection with the resignation of Scott K. Billings, our Principal Accounting Officer, as discussed under Item 5.02 of this Current Report on Form 8-K, we entered into an agreement with Mr. Billings whereby we have agreed to pay him a bonus of $25,000 for his continued service up to and including May 12, 2006.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard
(a) On April 4, 2006, we received a Staff Determination Letter from The Nasdaq Stock Market indicating that we are not in compliance with Marketplace Rule 4310(c)(14) because we did not file our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 on or before March 31, 2006. The notice stated that due to such noncompliance, our common stock will be delisted at the opening of business on April 13, 2006 unless we requested a hearing by April 11, 2006 in accordance with the Nasdaq Marketplace Rules.
     On April 7, 2006 we requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Nasdaq staff’s determination. The hearing request has stayed the delisting of our common stock pending the Panel’s decision. We expect that the Panel will grant us the hearing within 30 days of our request. However, we cannot make any assurance that the Panel will grant our request for continued listing.
     We issued a press release in connection with the foregoing matters on April 10, 2006, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8K and is incorporated by reference to this Item 3.01.
Item 5.02 Departure of Directors or Principal Officers
(b) On April 7, 2006, Scott K. Billings, our Principal Accounting Officer, resigned, effective May 12, 2006.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Number	Exhibit
99.1*	Press Release dated April 10, 2006

*Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.
By:	/s/ MARK E. PAPE
Mark E. Pape
Executive Vice President and Chief Financial Officer

Date: April 10, 2006

Number	Exhibit
99.1*	Press Release dated April 10, 2006

*	Filed herewith